UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 19, 2004

COUNTRYWIDE FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8422	13-2641992
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

4500 Park Granada, Calabasas, CA (Address of principal executive offices)		91302 (Zip Code)

Registrant’s telephone number, including area code: (818) 225-3000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit 10.1

Item 1.01	Entry into a Material Definitive Agreement

     On November 19, 2004, Countrywide Financial Corporation (the “Company”) and Countrywide Home Loans, Inc., a wholly owned subsidiary of the Company (“CHL”), entered into a Termination and Replacement Agreement (the “TR Agreement”) with the parties identified below. The TR Agreement terminated and replaced the Original Credit Agreement (as defined below) with a new credit agreement (the “New Credit Agreement”), which is identical in form and substance in all material respects to the Original Credit Agreement. The Company entered into the TR Agreement so that the expiration date of the New Credit Agreement would be November 18, 2005 instead of May 11, 2005 as under the Original Credit Agreement. In effect, the TR Agreement through its creation of the New Credit Agreement extends the term of the Original Credit Agreement.

     The New Credit Agreement is an unsecured revolving credit facility that provides liquidity back-up for CHL’s commercial paper program. The New Credit Agreement permits CHL to borrow a maximum amount of $2.3 billion. As consideration for the New Credit Agreement, CHL pays a facility fee.

     The other parties to the TR Agreement are Commerzbank AG, New York and Grand Cayman Branches and Societe Generale (the “Documentation Agents”), BNP Paribas (the “Syndication Agent”), Barclays Bank PLC (the “Administrative Agent”), Royal Bank of Canada (the “Managing Administrative Agent”), the following financial institutions (the “Continuing Lenders”): Royal Bank of Canada, Barclays Bank PLC, BNP Paribas, Commerzbank AG, New York and Grand Cayman Branches, Lloyds TSB Bank PLC, Dresdner Bank AG, New York Branch, The Bank of Nova Scotia, Citicorp USA, Inc., HSBC Bank USA, Lehman Brothers Bank FSB, The Royal Bank of Scotland PLC, Société Générale, West LB AG, New York Branch, Mizuho Corporate Bank, Ltd, US Bank, National Association, Calyon New York Branch, Bank of Hawaii, Fifth Third Bank and Bayerische Landesbank, Cayman Island Branch; and the following financial institutions (the “Additional Lenders” and collectively with the Continuing Lenders, the “Lenders”): Bayerische Hypo-und and Vereinsbank AG, New York Branch, Credit Suisse First Boston, acting through its Cayman Island Branch. Many of the Lenders and/or their affiliates provide other forms of financing to the Company or CHL under various other arrangements, and some act as underwriters in connection with certain securities offerings by the Company and CHL. In a separate arrangement, the Company also provides mortgage loan application processing and servicing in the United Kingdom to the Administrative Agent through a majority-owned joint venture with the Administrative Agent.

     The foregoing descriptions of the TR Agreement, that certain 364-Day Credit Agreement (the “Original Credit Agreement”), dated as of May 12, 2004, among the Company, CHL, the Managing Administrative Agent, the Administrative Agent, the Syndication Agent, the Documentation Agents, and the Continuing Lenders, and the New Credit Agreement are qualified in their entirety by reference to the TR Agreement and the Original Credit Agreement, copies of which are filed herewith as Exhibits 10.1 and 10.2, respectively.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

10.1	Termination and Replacement Agreement, dated as of November 19, 2004, among Countrywide Financial Corporation, Countrywide Home Loans, Inc., Commerzbank AG, New York and Grand Cayman Branches and Societe Generale, as Documentation Agents, BNP Paribas, as Syndication Agent, Barclays Bank PLC, as Administrative Agent, Royal Bank of Canada, as Managing Administrative Agent, and the Lenders party thereto.

10.2	364-Day Credit Agreement, dated as of May 12, 2004, among Countrywide Financial Corporation, Countrywide Home Loans, Inc., Royal Bank of Canada, as Managing Administrative Agent, Barclays Bank PLC, as Administrative Agent, BNP Paribas, as Syndication Agent, Commerzbank AG, New York and Grand Cayman Branches and Societe Generale, as Documentation Agents, and the Lenders party thereto (incorporated by reference to Exhibit 10.102 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2004).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUNTRYWIDE FINANCIAL CORPORATION
Dated: November 24, 2004	/s/ Stanford L. Kurland
Stanford L. Kurland
President and Chief Operating Officer